EXHIBIT 99.1

Grant Park Futures Fund Weekly Commentary

Commentary for the Week Ended August 1, 2008

GRANT PARK WEEKLY PERFORMANCE STATISTICS*
8/1/2008

	Weekly ROR	MTD ROR	YTD ROR
Class A Units	0.65%	0.49%	12.03%
Class B Units	0.64%	0.48%	11.48%

S&P 500 Total Return Index**	0.24%	-0.56%	-13.14%
* Subject to independent verification
** Indices are unmanaged and are not available for direct investment.  Please see Indices Overview (below) for more information

Correlation Analysis:  Grand Park and S&P 500 Total Return Index
January 1989 – March 2008
Sector Summaries
Fixed Income
•	MTD Performance. Overall Positive
•	Weekly Performance: Overall Positive

Commentary
•	Grant Park is primarily long U.S. and foreign fixed income instruments.
o
Comments made by Merrill Lynch and the International Monetary Fund, stating that the economy has not seen the last of the effects of the credit crises, drove up prices in the U.S. fixed income markets this past week.

o
Despite hawkish views expressed by various members of the FOMC, analysts close to the market are still forecasting that the Fed Funds Rates will remain steady at 2% after this Tuesday’s meeting.  Anticipating this inaction, speculators drove interest rate yields steadily downwards throughout the week, which in turn caused futures prices to surge.

o
Japanese government bonds rallied last week as declining Japanese equities, most clearly visible through the decline in Japan’s Nikkei 225 Index, pushed investors into safer fixed income investments.  Further adding to increases in the JGB markets were recently announced lower than expected second quarter U.S. GDP results.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Grant Park Futures Fund Weekly Commentary

Equity Indices
•	MTD Performance. Overall Positive
•	Weekly Performance: Overall Positive

Commentary
•	Grant Park is primarily short global equity indices.
o
Poor economic results were the primary drivers behind declines in European equities this past week.  Consumer confidence dipped to new five-year lows while inflation continues to skyrocket throughout European markets.

o	Further, it was announced last week that Germany, considered the backbone of the E.U.’s economy, would most likely produce a second consecutive quarter of negative GDP growth.
o
In Japan, the nation’s primary index, the Nikkei 225 finished the week slightly lower as reduced confidence in the U.S. financial markets, spurred by last week’s data reports, drove speculators to liquidate equity holdings and move into the more risk-averse Japanese Government debt markets.

Metals
•	MTD Performance. Overall Negative
•	Weekly Performance: Overall Negative

Commentary
•	Grant Park is primarily long industrial and precious metals.
o	The biggest influence on sector performance this past week was a -2.03% decline in gold spurred by a strengthening greenback.
o
Released on Friday, better than expected jobless estimates painted a bearish outlook for precious metals.  Despite the fact that 51,000 fewer jobs were on non-farm payrolls last month, speculators viewed the results as being dollar bullish as they had been poised for a much steeper decline.

o	A decline in the euro caused by weak European stock markets and poor growth in the Eurozone also played a role in the dollar’s strength last week.
o	Exacerbating losses further in the sector were dips in copper, aluminum, and tin, which all moved against the portfolio’s long positions.

Indices Overview
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.